NATIONAL PENN BANCSHARES, INC. PENSION PLAN
                (Amended and Restated Effective January 1, 2001)

                                 Amendment No. 3

         National Penn Bancshares, Inc. (the "Company") adopted the National Penn Bancshares, Inc. Pension Plan (Amended and Restated Effective January 1,
2001) (the "Plan") for the benefit of certain of its Employees (as defined in the Plan) and its subsidiaries' Employees. The Company subsequently amended the Plan by Amendment Nos. 1 and 2 thereto.

         The Company hereby further amends the Plan as hereinafter set forth.


         1. Schedule A to the Plan is amended effective December 12, 2003, to add "HomeTowne Heritage Bank" under the heading "Predecessor Employer", and across from it under columns (1) and (2) respectively "all service" under column
(1) and the date "December 12, 2003" under column (2).

         2. Schedule A to the Plan is amended effective November 16, 2001, to add "PNC Bank, N.A." under the heading "Predecessor Employer", and across from it under columns (1) and (2) respectively "all service" under column (1) and the date "November 17, 2001" under column (2); provided, however, this provision shall be effective solely with respect to employees at the Kutztown, Pennsylvania, branch of National Penn Bank who were employees of PNC Bank, N.A. at the Kutztown branch on November 16, 2001 and became employees of National Penn Bank as a result of the purchase of that branch on November 16, 2001.


         Executed this 17th day of December, 2003.


Attest:                                     NATIONAL PENN BANCSHARES, INC.


By: /s/ Earl Houseknecht                    By:  /s/ Sandra L. Spayd

     (Corporate Seal)

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